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                                                                    EXHIBIT 23.3


                   [LETTERHEAD OF DEGOLYER AND MACNAUGHTON]


                               February 6, 1998




EEX Corporation
4849 Greenville Avenue
Dallas, Texas 75206

Gentlemen:

        We hereby consent to the references to our firm and to our reserves estimates for the years ended December 31, 1994, 1995, and 1996 as set forth in the Annual Report on Form 10-K (the Annual Report) of Enserch Exploration, Inc. for the year ended December 31, 1997. Our estimates of the oil, condensate, natural gas liquids, and natural gas reserves of certain properties owned by the Company are contained in our reports entitled "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc.," "Report as of January 1, 1996 on Reserves in Certain Properties owned by Enserch Exploration, Inc.," and "Report as of January 1, 1997 on Reserves of Certain Properties owned by Enserch Exploration, Inc." References to us and to our estimates are included in Note 17 of the "Notes to Financial Statements" in the Annual Report. Additionally, we hereby consent to the incorporation by reference in the Company's Registration Statements Nos. 333-24595 and 333-41979 on Form S-8 of such references made in the Annual Report.

                                        Very truly yours,

                                        /s/ DEGOLYER AND MACNAUGHTON

                                        DeGOLYER and MacNAUGHTON